EXHIBIT 3.1

SECOND
AMENDED AND RESTATED
BYLAWS
OF
WEINGARTEN REALTY INVESTORS

TABLE OF CONTENTS

SECOND

AMENDED AND RESTATED

BYLAWS

OF

WEINGARTEN REALTY INVESTORS

(i)

ARTICLE IV	MEETINGS OF THE BOARD	8
4.01	First Meeting	8
4.02	Regular Meetings	9
4.03	Special Meetings	9
4.04	Written Notice	9
4.05	Notice by Electronic Transmission	9
4.06	Waiver of Notice	9
4.07	Attendance as Waiver	10
4.08	Business at Regular or Special Meeting	10
4.09	Quorum of Trust Managers	10
4.10	Interested Trust Managers	10
4.11	Action at Trust Managers’ Meeting	10
4.12	Action by Written Consent Without a Meeting	11

ARTICLE V	COMMITTEES	11
5.01	Designation of Committees	11
5.02	Authority and Proceedings of Committees	11

ARTICLE VI	MEETING BY USE OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT	11

ARTICLE VII	OFFICERS	12
7.01	Executive Officers	12
7.02	Election and Qualification	12
7.03	Compensation	12
7.04	Term, Removal, and Vacancies	12
7.05	Chief Executive Officer	12
7.06	Chairman of the Board of Trust Managers	12
7.07	Vice Chairman	13
7.08	President	13
7.09	Vice Presidents	13
7.10	Secretary	13
7.11	Assistant Secretaries	14
7.12	Treasurer	14
7.13	Assistant Treasurers	14

ARTICLE VIII	CERTIFICATES FOR SHARES	14
8.01	Certificates Representing Shares	14
8.02	Restriction on Transfer of Shares	15
8.03	Voting and Shareholder Agreements	15
8.04	Transfer of Shares	15
8.05	Lost, Stolen or Destroyed Certificates	15
8.06	Registered Shareholders	15

ARTICLE IX	GENERAL PROVISIONS	15
9.01	General Policies	15
9.02	Dividends	16

(ii)

9.03	Reserves	16
9.04	Negotiable Instruments	16
9.05	Fiscal Year	16
9.06	Seal	16
9.07	Books and Records	16
9.08	Voting Upon Shares Held by the Trust	16

ARTICLE X	AMENDMENTS	17

ARTICLE XI	SUBJECT TO ALL LAWS	17

(iii)

SECOND

AMENDED AND RESTATED

BYLAWS

OF

WEINGARTEN REALTY INVESTORS

ARTICLE I

OFFICES

1.01               Principal Office.  The principal office of Weingarten Realty Investors (the “Trust”) shall be in Houston, Texas or at such other location as the Board of Trust Managers may from time to time determine.

1.02               Other Offices.  The Trust also may have offices at such other places both within and without the State of Texas as the Board of Trust Managers may from time to time determine or as the business of the Trust may require.

ARTICLE II

MEETINGS OF THE SHAREHOLDERS

2.01               Place of Meetings.  Meetings of shareholders for the election of Trust Managers or for any other proper purpose shall be held at such place within or without the State of Texas as the Board of Trust Managers may from time to time designate.  At the discretion of the Board of Trust Managers, or as agreed to by all persons entitled to notice of the meeting, meetings of shareholders may also be held or shareholders may participate in meetings of shareholders by means of remote communication authorized under the Texas Business Organizations Code as stated in the notice of such meeting or a duly executed waiver of notice thereof.

2.02               Annual Meeting.  An annual meeting of shareholders shall be held at such time and date as the Board of Trust Managers may determine.  At such meeting the shareholders entitled to vote thereat shall elect a Board of Trust Managers and may transact such other business as may properly be brought before the meeting.

2.03               Special Meetings.  Special meetings of shareholders for any purposes or purposes, unless otherwise prescribed by law or by the Declaration of Trust, may be called by the Board of Trust Managers, any officer of the Trust, or the holders of at least ten percent (10%) of all the shares entitled to vote at the proposed special meeting.  If not otherwise set in accordance with these Bylaws, the record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of such meeting.

2.04               Notice of Annual or Special Meeting.  Written or printed notice stating the place, if any, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting and the means of accessing the remote communications system, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, personally, by electronic transmission (on consent of a shareholder), or by mail, or by any other method permitted by applicable law, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting except as otherwise provided in the Texas Business Organizations Code.  If the meeting is held by means of remote communications, the notice of meeting shall include information on how to access the list of shareholders entitled to vote at the meeting required by Section 2.11.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at such shareholder’s address as it appears on the share transfer records of the Trust, with postage thereon prepaid.  Whenever any notice is required to be given to any shareholder under the provisions of any law, the Declaration of Trust, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.05               Notice by Electronic Transmission.  On consent of a shareholder, notice from the Trust under any applicable law, the Declaration of Trust, or these Bylaws may be given to the shareholder by electronic transmission.  The shareholder may specify the form of electronic transmission to be used to communicate notice.  The shareholder may revoke this consent by written notice to the Trust.  The consent of a shareholder is considered revoked if the Trust is unable to deliver by electronic transmission two consecutive notices, and the secretary, assistant secretary or transfer agent of the Trust, or another person responsible for delivering notice on behalf of the Trust, knows that delivery of these two electronic transmissions was unsuccessful. Inadvertent failure to treat the unsuccessful transmissions as a revocation of the shareholder’s consent does not affect the validity of a meeting or other action.  Notice by electronic transmission shall be deemed given when the notice is: (1) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (4) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

2.06               Business at Special Meeting.  The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

2.07               Setting of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Trust (other than a distribution involving a purchase or redemption by the Trust of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Trust Managers may set in advance a date as the record date for any such determination of shareholders, such date in any case to be not earlier than the sixtieth (60th) day and at least ten (10) days before the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the Trust (other than a distribution involving a purchase or redemption by the Trust of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Trust Managers declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

2.08               Quorum of Shareholders.  Unless otherwise provided by law or the Declaration of Trust, the holders of a majority of the shares entitled to vote at a meeting of shareholders, represented in person or by proxy, shall constitute a quorum for any matter to be presented at that meeting.  If, however, a quorum shall not be present or represented at any meeting of the shareholders, unless otherwise provided in the Declaration of Trust, the holders of a majority of the shares represented in person or by proxy at the meeting shall have the power to adjourn the meeting until such time and to such place as they shall determine, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  Unless otherwise provided in the Declaration of Trust, the shareholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any shareholder or the refusal of any shareholder to vote shall not affect the presence of a quorum at the meeting, provided that there remain at such meeting the holder or holders of at least one-third (1/3) of the shares issued and outstanding and entitled to vote thereof, present in person or represented in the manner specified above.  A holder shall be treated as being present at a meeting if the holder of such share is (i) present in person at the meeting, or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting.

2.09               Act of Shareholders’ Meeting.  With respect to any matter, other than the election of Trust Managers, or another matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law or the Declaration of Trust, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of shareholders.  Unless otherwise provided in the Declaration of Trust, the Trust Manager nominees who have not been previously elected as Trust Managers by the shareholders of the Trust shall be elected at the annual meeting of the shareholders (except as provided in Section 3.04) by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of the Trust.  Trust Managers who have been previously elected as Trust Managers by the shareholders of the Trust shall be re-elected at the annual meeting of the shareholders by the affirmative vote of the holders of a majority of the shares of the Trust present in person or represented by proxy at such meeting; provided, however, that any Trust Manager that has been previously elected as a Trust Manager by the shareholders who is not re-elected by such majority vote at a subsequent annual meeting shall nevertheless remain in office until his or her successor is elected and qualified.

2.10               Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent otherwise provided by law or the Declaration of Trust.  At each election for Trust Managers, every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Trust Managers to be elected and for whose election he has the right to vote.  Unless expressly permitted by the Declaration of Trust, no shareholder shall be entitled to cumulate his votes by giving one candidate as many votes as the number of such Trust Managers to be elected multiplied by the number of shares owned by such shareholder or by distributing such votes on the same principle among any number of such candidates.

2.11               Notice of Shareholder Business.  At an annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Trust Managers or (ii) by any shareholder of the Trust who complies with the notice procedures set forth in this Section 2.11. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust.  To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Trust, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than thirty (30) days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting the following information: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Trust’s books, of the shareholder proposing such business; (c) the number of shares of the Trust which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.11. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.11, and if such officer should so determine, such officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.11, a shareholder seeking to have a proposal included in the Trust’s proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including, but not limited to, Rule 14a-8 or any successor provision).  For purposes of this Section 2.11, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations promulgated thereunder) of the Exchange Act.

2.12               Notice of Shareholder Nominees.  Nominations of persons for election to the Board of Trust Managers of the Trust may be made at a meeting of shareholders (i) by or at the direction of the Board of Trust Managers or (ii) by any shareholder of the Trust entitled to vote for the election of Trust Managers at the meeting who complies with the notice procedures set forth in this Section 2.12. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Trust. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Trust not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than thirty (30) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a trust manager, all information relating to such person that is required to be disclosed in solicitations of proxies for election of trust managers, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trust Manager if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Trust’s books, of such shareholder, (ii) the number of shares of the Trust which are beneficially owned by such shareholder, and (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholders.  At the request of the Board of Trust Managers, any person nominated by the Board of Trust Managers for election as a Trust Manager shall furnish to the Secretary of the Trust that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Trust Manager of the Trust unless nominated in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.  For purposes of this Section 2.12, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations promulgated thereunder) of the Exchange Act.

2.13               Proxies.  At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the shareholder.  A telegram, telex, cablegram, or other form of electronic transmission, including telephone transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this section.  Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder.  No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.  An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder.  Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.  In the event that any instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

2.14               Voting List.  The officer or agent having charge of the share transfer records for shares of the Trust shall make, not later than the eleventh day before the date of each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number and type of shares held by each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal executive office of the Trust and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any such meeting of shareholders.  Instead of being kept on file, the list may be kept on a reasonably accessible electronic network if the information required to gain access to the list is provided with notice of the meeting.  If the list is made available on an electronic network, the Trust shall take reasonable measures to ensure the information is available only to shareholders of the Trust.  If a meeting of shareholders is held by means of remote communication, the list must be open to inspection by a shareholder during the meeting on a reasonably accessible electronic network.

2.15               Action by Written Consent Without a Meeting.  Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent or consents.  A telegram, telex, cablegram, or other electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the Trust can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission.  Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.

2.16               Inspectors of Elections.  The governing officer of each meeting of shareholders shall appoint one or more persons to act as inspectors of election. The inspectors of election shall report to the meeting the number of shares of each class and series of stock, and of all classes, represented either in person or by proxy. The inspectors of election shall oversee the vote of the shareholders for the election of Trust Managers and for any other matters that are put to a vote of shareholders at the meeting; receive a ballot evidencing votes cast by the proxy committee; judge the qualifications of shareholders voting; collect, count, and report the results of ballots cast by any shareholders voting in person; and perform such other duties as may be required by the chairman of the meeting or the shareholders.

2.17               Presence at Meeting.  Participation in a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.18               Organization.

(a)                      The Chairman of the Board, if one shall be elected, shall preside at all meetings of the shareholders.  In the absence of the Chairman of the Board or should one not be elected, the following officers shall preside in order of priority, if such officers are elected: Vice Chairmen (in order of seniority), President or Secretary.  If no such officer is available, the meeting shall be adjourned until such an officer is available to preside over the meeting.  The presiding officer shall set the agenda for the meeting, shall conduct all aspects of the meeting and shall establish and interpret the rules of order for the conduct of the meeting.

(b)                     The Secretary of the Trust shall act as secretary at all meetings of the shareholders.  In his or her absence, an Assistant Secretary shall so act and in the absence of all of these officers, the presiding officer may appoint any person to act as secretary of the meeting.

ARTICLE III

TRUST MANAGERS

3.01               Powers.  The powers of the Trust shall be exercised by or under the authority of, and the business and affairs of the Trust shall be managed under the direction of, the Board of Trust Managers, which may exercise all such powers of the Trust and do all such lawful acts and things as are not by law, the Declaration of Trust, or these Bylaws directed or required to be exercised and done by the shareholders.

3.02               Number of Trust Managers.  The Board of Trust Managers shall consist of no less than three (3) Trust Managers who shall be elected annually by the shareholders.

3.03               Election and Term.  The Trust Managers, other than the initial Board of Trust Managers, shall be elected at each annual meeting of the shareholders, except as provided in Section 3.04 of this Article, and each Trust Manager elected shall hold office until the next succeeding annual meeting and until his or her successor is elected and qualified or until his or her death, resignation, or removal in accordance with these Bylaws.  Trust Managers need not be residents of the State of Texas or shareholders of the Trust.  Trust Managers must be natural persons who are at least eighteen (18) years of age and must not be subject to any legal disability.

3.04               Vacancies.  Any vacancy occurring in the Board of Trust Managers may be filled by successor Trust Managers either appointed by a majority of the remaining Trust Managers or elected by the vote of the holders of at least two-thirds (2/3) of the outstanding shares at an annual or special meeting of the shareholders.  A Trust Manager elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office; provided that the Board of Trust Managers may not fill more than two such Trust Manager positions during the period between any two successive annual meetings of shareholders.  The election of a successor Trust Manager shall be considered an amendment to the Declaration of Trust.

3.05               Resignation and Removal.  Any Trust Manager may resign at any time by giving notice in writing or by electronic transmission to the Trust.  A Trust Manager may be removed at any time with or without cause by the vote of holders of shares representing two-thirds (2/3) of the total votes authorized to be cast by shares then outstanding and entitled to vote thereon.  Upon the resignation or removal of any Trust Manager, or his or her otherwise ceasing to be a Trust Manager, he or she shall execute and deliver such documents as the remaining Trust Mangers shall require for the conveyance of any Trust property held in his or her name, shall account to the remaining Trust Managers as they require for all property which he or she holds as Trust Manager and shall thereupon be discharged as Trust Manager.

3.06               Compensation of Trust Managers.  As specifically prescribed from time to time by resolution of the Board of Trust Managers, Trust Managers shall receive compensation for their services to the Trust.  This provision shall not preclude any Trust Manager from serving the Trust in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for service on any such committee.

3.07               Execution of Documents.  Each Trust Manager and any one of them is authorized to execute on behalf of the Trust any document or instrument of any nature whatsoever, provided that the execution by the Trust of any such document or instrument shall have been previously authorized by such action of the Board of Trust Managers as may be required by statute, the Declaration of Trust or these Bylaws.

ARTICLE IV

MEETINGS OF THE BOARD

4.01               First Meeting.  The first meeting of each newly elected Board of Trust Managers shall be held without notice immediately following the shareholders’ annual meeting at which such Trust Managers were elected, at the same place as such shareholders’ meeting or at such other time and place either within or without the State of Texas as shall be designated by the Secretary upon the written request of a majority of the Trust Managers then elected.

4.02               Regular Meetings.  Regular meetings of the Board of Trust Managers may be held with or without notice at such time and at such place either within or without the State of Texas as from time to time shall be prescribed by resolution of the Board of Trust Managers.

4.03               Special Meetings.  Special meetings of the Board of Trust Managers may be called by the Chairman of the Board, if one shall be elected, or by the Vice Chairmen (in order of seniority) in the absence of a Chairman of the Board, or by the President if no Chairman of the Board or Vice Chairman is elected, or by such other Trust Manager selected by vote of the Board of Trust Managers.  Special meetings shall be called by the Chairman of the Board or any Vice Chairman (if one shall be elected), the President or the Secretary.   Notice of special meetings of the Board of Trust Managers, either in writing or by electronic transmission, shall be given to each Trust Manager at least 24 hours prior to the time of the meeting.

4.04               Written Notice.  Whenever any notice is required to be given to any Trust Manager under the provisions of any law, the Declaration of Trust, or these Bylaws, and the Trust Manager has not consented to notice by electronic transmission, it shall be given in writing and delivered personally or mailed, or delivered by any other method permitted under applicable law, to such Trust Manager at such address as appears on the records of the Trust, and, if mailed, such notice shall be deemed to be delivered at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid.

4.05               Notice by Electronic Transmission.  On consent of a Trust Manager, notice of the date, time, place, or purpose of a regular or special meeting of the Board of Trust Managers may be given to the Trust Manager by electronic transmission.  The Trust Manager may specify the form of electronic transmission to be used to communicate notice.  Notice by electronic transmission shall be deemed given when the notice is: (1) transmitted to a facsimile number provided by the Trust Manager for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the Trust Manager for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the Trust Manager at the address provided by the Trust Manager for the purpose of alerting the Trust Manager of a posting; or (4) communicated to the Trust Manager by any other form of electronic transmission consented to by the Trust Manager. The Trust Manager may revoke this consent by written notice to the Trust.  The Trust Manager’s consent under this Section is considered revoked if the Trust is unable to deliver by electronic transmission two consecutive notices, and the secretary, assistant secretary, or transfer agent of the Trust, or another person responsible for delivering notice on behalf of the Trust, knows that delivery of those two electronic transmissions was unsuccessful.  Inadvertent failure to treat the unsuccessful transmissions as a revocation of the Trust Manager’s consent does not affect the validity of a meeting or other action.

4.06               Waiver of Notice.  Whenever any notice is required to be given to any Trust Manager under the provisions of any law, the Declaration of Trust, or these Bylaws, a waiver thereof in writing signed by the Trust Manager or Trust Managers entitled to such notice, or a waiver by electronic transmission by the Trust Manager or Trust Managers entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

4.07               Attendance as Waiver.  Attendance of a Trust Manager at a meeting of the Board of Trust Managers or a committee thereof shall constitute a waiver of notice of such meeting, except when a Trust Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.08               Business at Regular or Special Meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Trust Managers need be specified in the notice, or waiver of notice, whether in writing or by electronic transmission, of such meeting.

4.09               Quorum of Trust Managers.  A majority of the Board of Trust Managers shall constitute a quorum for the transaction of business.  If a quorum shall not be participating at any meeting of the Board of Trust Managers, the Trust Managers participating thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be participating.

4.10               Interested Trust Managers.  An otherwise valid contract or transaction between the Trust and one or more of its Trust Managers or officers, or between the Trust and any other Trust or other entity in which one or more of its Trust Managers or officers are Trust Managers, officers or other managerial officials or have a financial interest, shall be valid notwithstanding that the Trust Manager or officer is present at or participates in the meeting of the Board of Trust Managers or committee thereof that authorizes the contract or transaction, and notwithstanding whether his or their votes are counted for such purpose, if:

(a)                     The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed to or are known by the Board of Trust Managers or a committee thereof, and the Board of Trust Managers or a committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Trust Managers or committee members, even though the disinterested Trust Managers be less than a quorum; or

(b)                     The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed to or are known by the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)                     The contract or transaction is fair as to the Trust as of the time it is authorized, approved, or ratified by the Board of Trust Managers, a committee thereof, or the shareholders.

Interested Trust Managers may be counted in determining the presence of a quorum at a meeting of the Board of Trust Managers or of a committee that authorizes the contract or transaction.

4.11               Action at Trust Managers’ Meeting.  The act of a majority of the Trust Managers present at a meeting at which a quorum is present shall be the act of the Board of Trust Managers unless the act of a greater number is required by the Declaration of Trust, by these Bylaws or by law.

4.12               Action by Written Consent Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Trust Managers or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Trust Managers or committee, as the case may be.  A telegram, telex, cablegram, or other electronic transmission by a Trust Manager is considered written, signed, and dated for the purposes of this Section if the transmission sets forth or is delivered with information from which the Trust can determine that the transmission was transmitted by the Trust Manager and the date on which the Trust Manager transmitted the transmission.  Such consent shall be filed with the minutes of the proceedings of the Board of Trust Managers or committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE V

COMMITTEES

5.01               Designation of Committees.  The Board of Trust Managers, by resolution, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Trust Managers, replace absent or disqualified members at any meeting of that committee.  The Board of Trust Managers may remove a member of a committee appointed by the Board if the Board determines the removal is in the best interests of the Trust.  The removal shall be without prejudice to any contract rights of the person removed.  Appointment of a committee member shall not of itself create contract rights.  No committee shall have the power to alter or to repeal any resolution adopted by the Board of Trust Managers.

5.02               Authority and Proceedings of Committees.  Any such committee, to the extent provided in the resolution of the Board of Trust Managers, shall have and may exercise all of the authority of the Board of Trust Managers, subject to the limitations imposed by applicable law.  Each committee shall keep regular minutes of its proceedings and report the same to the Board of Trust Managers when required.  To the extent applicable, the provisions of Article IV of these Bylaws governing the meetings of the Board of Trust Managers shall likewise govern the meetings of any committee thereof.

ARTICLE VI

MEETING BY USE OF CONFERENCE TELEPHONE
OR SIMILAR COMMUNICATIONS EQUIPMENT

The shareholders, members of the Board of Trust Managers, or members of any committee designated by the Board of Trust Managers may participate in and hold a meeting of such shareholders, Board of Trust Managers, or committee by means of conference telephone or similar communications equipment or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting and, if voting is to take place at the meeting, to vote.  If voting is to take place at the meeting, the Trust must implement reasonable measures to verify that each person voting at the meeting by means of remote communications is sufficiently identified and entitled to vote and must keep a record of any vote or other action taken.

ARTICLE VII

OFFICERS

7.01               Executive Officers.  The officers of the Trust shall consist of a President and a Secretary, and may also include a Chairman of the Board, a Chief Executive Officer, one or more Executive, Senior or other Vice Presidents, a Treasurer, and such other officers as are provided for in this Article VII.  Each officer of the Trust shall be elected by the Board of Trust Managers as provided in Section 7.02. Any two or more offices may be held by the same person.

7.02               Election and Qualification.  The Board of Trust Managers, at its first meeting after each annual meeting of shareholders, shall elect a President and a Secretary.  The Board of Trust Managers also may elect a Chairman of the Board, a Chief Executive Officer, one or more Executive, Senior or other Vice Presidents, a Treasurer, and such other officers, including assistant officers and agents, as may be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Trust Managers.

7.03               Compensation.  The compensation of all officers and agents of the Trust shall be determined by or determined in a manner specified by the Board of Trust Managers.  The Board of Trust Managers may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 7.02.

7.04               Term, Removal, and Vacancies.  Each officer of the Trust shall hold office until his or her successor is chosen and qualified or until his or her death, resignation, or removal.  Any officer may resign at any time upon giving written notice to the Trust, but such resignation shall be without prejudice to the contract rights, if any, of the Trust.  Any officer or agent may be removed by the Board of Trust Managers for or without cause whenever in its judgment the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Trust by death, resignation, removal, or otherwise shall be filled by the Board of Trust Managers.

7.05               Chief Executive Officer.  Unless the Board of Trust Managers designates otherwise, the President shall be the chief executive officer of the Trust.  The Chief Executive Officer shall preside at all meetings of the shareholders.  The Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Trust Managers.

7.06               Chairman of the Board of Trust Managers.  The Chairman of the Board shall be elected by the Board of Trust Managers.  The Chairman of the Board shall preside at all meetings of the shareholders and Board of Trust Managers of the Trust, shall be an ex officio member of all standing committees, shall have general and active management of the business of the Trust, shall have the general supervision and direction of all other officers of the Trust with full power to see that their duties are properly performed and shall see that all orders and resolutions are carried into effect.  The Chairman of the Board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trust Managers or by these Bylaws.

7.07               Vice Chairman.  If elected, and in the absence of the Chairman of the Board, the Vice Chairman may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trust Managers or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed, and shall preside over the meetings of the Board of Trust Managers and of the stockholders at which he or she shall be present.  The Vice Chairman of the board shall perform such other duties as may be assigned to him by the Board of Trust Managers.  More than one Vice Chairman may be appointed by the Board of Trust Managers.

7.08               President.  Unless otherwise provided by the Board of Trust Managers, the President shall be the Chief Executive Officer of the Trust and shall have the powers and duties of the Chairman of the Board as set forth in Section 7.05.  In the absence of the Chairman of the Board or the Vice Chairman, if any shall be elected, the President shall preside at all meetings of the shareholders and Board of Trust Managers of the Trust.  He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trust Managers or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed.  The President shall perform such other duties as may be assigned to him or her by the Board of Trust Managers or by the Chairman of the Board, if one shall be elected.

7.09               Vice Presidents.  Unless otherwise determined by the Board of Trust Managers, the Vice Presidents in order of their seniority as such seniority may from time to time be designated by the Board of Trust Managers, shall perform the duties and exercise the powers of the President in absence or disability of the President.  They shall perform such other duties and have such other powers as the Board of Trust Managers may from time to time prescribe.  The Board of Trust Managers may designate one or more Vice Presidents as Executive or Senior Vice President.

7.10               Secretary.  The Secretary shall attend all meetings of the Board of Trust Managers and of the shareholders, record all the proceedings of the meetings of the Board of Trust Managers and of the shareholders in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Trust Managers as may be prescribed by the Board of Trust Managers or the President.  He or she shall keep in safe custody the seal of the Trust, if any, and, when authorized by the Board of Trust Managers, affix the same to any instrument requiring it.  When so affixed, such seal shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.  He or she shall perform all duties incident to the office of the Secretary and such other duties as may from time to time be assigned to him or her by the Board of Trust Managers.

7.11               Assistant Secretaries.  The Assistant Secretaries shall perform such duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Trust Managers or by the Secretary.  At the request of the Secretary, or in his or her absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designation, the senior Assistant Secretary), shall perform the duties and exercise the powers of the Secretary.  An Assistant Secretary shall perform such other duties and have such other powers as the Board of Trust Managers may from time to time prescribe.

7.12               Treasurer.  The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trust Managers.  He or she shall disburse the funds of the Trust as may be ordered by the Board of Trust Managers, taking proper vouchers for such disbursements, and shall render to the President and the Board of Trust Managers at its regular meetings, or when the Board of Trust Managers so requires, an account of all his or her transactions as Treasurer, and of the financial condition of the Trust.  The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Trust Managers.

7.13               Assistant Treasurers.  The Assistant Treasurers shall perform such duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Trust Managers or by the Treasurer.  At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, the senior Assistant Treasurer), shall perform the duties and exercise the powers of the Treasurer.  An Assistant Treasurer shall perform such other duties and have such other powers as the Board of Trust Managers may from time to time prescribe.

ARTICLE VIII

CERTIFICATES FOR SHARES

8.01               Certificates Representing Shares.  The certificates representing shares of beneficial interest of the Trust shall be in such form, not inconsistent with statutory provisions and the Declaration of Trust, as shall be approved by the Board of Trust Managers.  Upon a shareholder’s request, the Trust shall deliver a certificate or certificates representing all shares to which such shareholder is entitled.  Such certificates shall be numbered and shall be entered in the books of the Trust as they are issued, and shall be signed by the Chairman of the Board, if one shall be elected, or the President or any Vice President and the Secretary or any Assistant Secretary of the Trust, and may be sealed with the seal of the Trust, if any, or a facsimile thereof.  The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the date of its issuance.  Each certificate representing shares issued by the Trust shall conspicuously set forth such provisions as are required by applicable law.  Each certificate representing shares shall state upon the face thereof that the Trust is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, that such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value.  No certificate shall be issued for any share until the full amount of the consideration therefor, fixed as provided by law, has been paid or delivered.

8.02               Restriction on Transfer of Shares.  Any restriction on the transfer, or registration of the transfer, of shares shall be noted conspicuously on each certificate representing shares that are subject to the restriction in accordance with applicable law.

8.03               Voting and Shareholder Agreements.  Any voting or shareholder agreement shall be noted conspicuously on each certificate representing the shares that are subject to the agreement in accordance with applicable law.

8.04               Transfer of Shares.  Upon surrender to the Trust or the transfer agent of the Trust of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Trust to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

8.05               Lost, Stolen or Destroyed Certificates.  The Board of Trust Managers, or such officer or officers of the Trust as the Board of Trust Managers may from time to time designate, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, stolen, or destroyed.  When authorizing the issuance of a new certificate or certificates, the Board of Trust Managers, or such officer or officers, in its or such officer’s discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it or such officer shall require or to give the Trust a bond in such form, in such sum, and with such surety or sureties as it or such officer may direct as indemnity against any claim that may be made against the Trust on account of the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of the new certificate or certificates.

8.06               Registered Shareholders.  The Trust shall be entitled to regard the person in whose name any shares issued by the Trust are registered in the share transfer records of the Trust at any particular time (including, without limitation, as of the record date set pursuant to Section 2.07 hereof) as the owner of those shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or notice thereof.

ARTICLE IX

GENERAL PROVISIONS

9.01               General Policies.  The Trust intends to make investments that are consistent with the applicable requirements of the Internal Revenue Code of 1986, as amended, and the Texas Business Organizations Code, and related regulations with respect to the composition of the Trust’s investments and the derivation of its income.

9.02               Dividends.  The Board of Trust Managers from time to time may authorize and declare, and the Trust may pay, dividends or other distributions on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Declaration of Trust and these Bylaws.

9.03               Reserves.  The Board of Trust Managers may by resolution create a reserve or reserves out of surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

9.04               Negotiable Instruments.  All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officer or officers or such other person or persons and in such manner as are permitted by these Bylaws or in such manner as the Board of Trust Managers from time to time may designate.

9.05               Fiscal Year.  The fiscal year of the Trust shall be fixed by resolution of the Board of Trust Managers.

9.06               Seal.  The Trust may have a corporate seal and, if the Board of Trust Managers adopts a corporate seal, the corporate seal shall have inscribed thereon the name of the Trust and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.07               Books and Records.  The Trust shall keep books and records of account and shall keep minutes of the proceedings of the shareholders, the Board of Trust Managers, and each committee of the Board of Trust Managers.  The Trust shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Trust and a record of each transfer of those shares that have been presented to the Trust for registration of transfer.  Such records shall contain the names and addresses of all past and current shareholders of the Trust and the number and class or series of shares issued by the Trust held by each of them.  Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written paper form within a reasonable time.

9.08               Voting Upon Shares Held by the Trust.  Unless otherwise ordered by the Board of Trust Managers, the Chairman of the Board or the Vice Chairmen (in order of seniority), if any shall be elected, or the President, if no Chairman of the Board or Vice Chairman is elected, acting on behalf of the Trust, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation or other entity in which the Trust may hold shares and at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Trust might have possessed and exercised, if present.  The Board of Trust Managers by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE X

AMENDMENTS

Except as otherwise provided by applicable law or the Declaration of Trust, the power to alter, amend or repeal these Bylaws or to adopt new Bylaws shall be vested in the Board of Trust Managers and (to the extent not inconsistent with the Texas Business Organizations Code and the Declaration of Trust and specified in the notice of the meeting) the shareholders.  Such action to amend the Bylaws may be taken (i) with respect to all Bylaw provisions, by the affirmative vote of a majority of the Trust Managers, or (ii) (a) with respect to Section 2.09, 2.11, 2.12, 3.04, 3.05 or Article X of these Bylaws by the affirmative vote of the holders of two-thirds (2/3) of the Trust’s outstanding shares, or (b) with respect to all other Bylaws, by the affirmative vote of the holders of a majority of the Trust’s outstanding shares.

ARTICLE XI

SUBJECT TO ALL LAWS

The provisions of these Bylaws shall be subject to all valid and applicable laws, including, without limitation, the Texas Business Organizations Code as now or hereafter amended, and in the event that any of the provisions of these Bylaws are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and these Bylaws shall be deemed modified accordingly, and, as so modified, shall continue in full force and effect.